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                                                                     EXHIBIT 1.1

                             HEWLETT-PACKARD COMPANY

                                 Debt Securities

                             UNDERWRITING AGREEMENT


To the Representatives named in SCHEDULE I hereto of the Underwriters named in SCHEDULE II hereto


Ladies and Gentlemen:

         Hewlett-Packard Company, a Delaware corporation (the "Company"), proposes to sell to the underwriters named in SCHEDULE II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its securities identified in
SCHEDULE I hereto (the "Securities"), to be issued under an Indenture dated as of June 1, 2000 (the "Indenture"), between the Company and JP Morgan Trust Company, National Association (formerly known as Chase Manhattan Bank and Trust Company, National Association), as trustee (the "Trustee"). If the firm or firms listed in SCHEDULE II hereto include only the firm or firms listed in SCHEDULE I hereto, then the terms "Underwriters" and "Representatives", as used herein shall each be deemed to refer to such firm or firms.

         1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with each Underwriter that:

             (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement or statements (the file number or numbers of which is or are set forth in SCHEDULE I hereto), including a related preliminary prospectus, on such Form for the registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, and may have filed a preliminary prospectus in accordance with Rules 415 and 424(b), each of which has previously been furnished to you (if so filed). The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, (ii) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b)(1) or (4), or (iii) a final prospectus in accordance with Rules 415 and 424(b)(2) or (5). In the case of clause (ii), the Company has included in such registration statement or statements, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary

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Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

         The terms that follow, when used in this Agreement, shall have the meanings indicated. The term the "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement or statements referred to in the preceding paragraph, including such portions of incorporated documents as are specifically incorporated by reference, exhibits and financial statements, in the form in which it or they has or have or shall become effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement or statements as so amended. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include such portions of documents as are specifically incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective Date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

             (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances

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under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in connection with the preparation of the Registration Statement or the Prospectus (or any supplement thereto).

             (c) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and subject to limitations on rights to indemnification and contribution under applicable law or equitable principles); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and subject to limitations on rights to indemnification and contribution under applicable law or equitable principles).

             (d) None of the issue and sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under, (i) the charter or by-laws of the Company or (ii) the terms of any material indenture or other material agreement or instrument to which the Company or its subsidiaries is a party or bound, or (iii) any decree or regulation or order applicable to the Company of any U.S. Federal or California or Delaware court, governmental authority or agency having jurisdiction over the Company, except where the conflict or breach of which in clause (ii) or clause
(iii) above would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

         2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
SCHEDULE I hereto, the respective principal amounts of the Securities set forth opposite each respective Underwriter's name in SCHEDULE II hereto.

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         3. DELIVERY AND PAYMENT.

             (a) Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in SCHEDULE I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 7 hereof (such date and time of delivery and payment for the Securities being called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer or transfers in immediately available funds to an account designated by the Company. The Securities shall be delivered in definitive global form through the facilities of The Depository Trust Company.

             (b) It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

         4. AGREEMENTS.

             The Company agrees with the several Underwriters that:

             (a) The Company will use its commercially reasonable efforts to cause the Registration Statement, and any amendment thereof, if not effective at the Execution Time, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Registration Statement shall have become effective (if not already effective), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement relating to the Securities shall have become effective (if not already effective), (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information,
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vi) when the Prospectus, and any supplement thereto, shall have been filed (if required) by the Company. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will not file any amendment of the Registration Statement relating to the Securities or supplement to the Prospectus unless the Company has afforded you the opportunity to review it prior to filing and will not file any such proposed amendment or supplement to which you reasonably and timely object.

             (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were

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made not misleading, or if it shall be necessary to amend the Registration
Statement or supplement the Prospectus to comply with the Act or the rules thereunder in any material respect, the Company will give the Representatives prompt notice of the occurrence of such event and promptly will prepare and file with the Commission, subject to the last sentence of paragraph (a) of this
Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

             (c) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules thereunder (including, at the option of the Company, Rule 158).

             (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date (and the Company will furnish to counsel for the Underwriters a photocopy of one signed copy of the Registration Statement (including exhibits and amendments)) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

             (e) The Company will take such action as the Representatives may reasonably request to qualify the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably request, and to maintain such qualifications in effect so long as required for the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify to do business in any jurisdiction or to file a consent or otherwise subject itself to service of process or taxation in any jurisdiction where it is not already so subject.

             (f) Until the earlier of the day on which the distribution of the Securities is completed or the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed under the Act which mature more than one year after the date hereof and which are substantially similar to such debt securities, except any proposed issuances of debt securities with respect to which the Company has advised the Representatives in writing prior to the execution hereof.

             (g) The Company will not take, directly or indirectly, any action intended to result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

             The several Underwriters agree with the Company that:

             (a) The Company will pay the expenses of printing and producing all documents relating to the offering.

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             (b) The Company will pay the reasonable fees, expenses and disbursements of outside counsel for the Company and the Trustee relating to the offering.

             (c) The Company will pay any fees of Moody's Investors Service, Inc. and Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc. relating to the rating of the Securities.

             (d) The Company will pay the fees and disbursements of Ernst & Young LLP relating to the preparation of the letters required by Sections 5(e) and 5(f) of this Agreement.

             (e) The several Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes or resale of any of the Securities by them and any advertising expenses in connection with any offers they make.

         5. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the Execution Time, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy in all material respects of the statements of the Company made in any certificates delivered by the Company pursuant to the provisions hereof, to the performance in all material respects by the Company of its obligations hereunder and to the following additional conditions:

             (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

             (b) The Company shall have furnished to the Representatives:

                 (i) the opinion of the General Counsel, an Assistant General Counsel or a Senior Managing Counsel of the Company, or an outside counsel for the Company, dated the Closing Date, substantially to the effect that:

                    (A) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented, except where such failure would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (B) the Securities conform in all material respects to the description thereof contained in the Prospectus;

                    (C) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms (subject to

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applicable bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and subject to limitations on rights to indemnification and contribution under applicable law or equitable principles); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, arrangement, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally from time to time in effect, and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and subject to limitations on rights to indemnification and contribution under applicable law or equitable principles);

                    (D) the Registration Statement and any amendments thereto have become effective under the Act; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                    (E) this Agreement has been duly authorized, executed and delivered by the Company;

                    (F) no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or California or Delaware governmental authority or agency is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and such other approvals (specified in such opinion) as have been obtained; and

                    (G) none of the issue and sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under, the charter or by-laws of the Company or, to such counsel's knowledge, the terms of any Material Agreements, or any material decree or regulation known to such counsel to be applicable to the Company of any U.S. Federal or California or Delaware court, governmental authority or agency having jurisdiction over the Company. "Material Agreements" means all agreements filed as Exhibits to the Company's most recent Annual Report on Form 10-K pursuant to clause (10) of paragraph (b) of Item 601 of Regulation S-K (but only such agreements that continue to be in effect).

         Such opinion shall also include a statement that such counsel has participated in conferences with officers and other representatives of the Company, counsel for the Company, the independent accountants of the Company and the underwriters at which the Registration Statement, the

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Preliminary Prospectus and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the Registration Statement, the Prospectus or the statements contained therein and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that has caused it to believe that
(i) the Registration Statement and the Prospectus (except the financial statements and the notes thereto and financial statement schedules and other information of an accounting, statistical or financial nature included therein, and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which such counsel need express no view) were not appropriately responsive in all material respects with requirements of the Act and the rules thereunder and (ii) the Registration Statement at the Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date and on the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case except for the financial statements and the notes thereto and the financial statement schedules and other information of an accounting, statistical or financial nature included therein, and the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement, as to which such counsel need express no view).

         Any of the statements described above may be omitted from the opinion of such counsel; provided, however, that in such event the Company shall also have furnished to the Representatives the corresponding opinion or statement of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, described in subsection 5(b)(ii) below.

                 (ii) In the event that any of the statements described in the foregoing subsection 5(b)(i) are omitted from the opinion delivered pursuant to such subsection, the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, dated the Closing Date, to the effect of the statements so omitted.

         In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or public officials.

             (c) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

             (d) The Company shall have furnished to the Representatives a certificate signed by an officer of the Company reasonably acceptable to the Representatives, dated the Closing Date, to the effect:

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                 (i) the representations and warranties of the Company in this
Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, in each case, in all material respects, unless otherwise waived by the Representatives;

                 (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                 (iii) since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Prospectus.

             (e) At the Closing Date, Ernst & Young LLP shall have furnished to the Representatives a letter or letters (which may refer to a letter previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent auditors within the meaning of the Act and the applicable published rules and regulations thereunder, stating in effect that:

                 (i) in their opinion the financial statements and schedules thereto audited by such accountants and included in the Company's Annual Report on Form 10-K and incorporated in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the published rules and regulations thereunder with respect to financial statements and financial statement schedules included or incorporated in annual reports on Form 10-K under the Exchange Act;

                 (ii) on the basis of performing the procedures specified by the American Institute of Certified Public Accountants for a review of the interim financial information as described in SAS 71, INTERIM FINANCIAL INFORMATION, on the unaudited consolidated, condensed interim financial statements from the date of the latest audited balance sheet included or incorporated by reference in the Registration Statement to the date of the latest interim balance sheet included or incorporated by reference in the Registration Statement; carrying out certain specified procedures on the latest interim financial data made available by the Company and its consolidated subsidiaries (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter including; a reading of the minutes of the meetings of the stockholders and directors of the Company of the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:
(i) any unaudited interim consolidated financial statements included or incorporated in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Exchange Act and with the published rules thereunder; and (ii) said unaudited financial statements are not stated on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus;

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                 (iii) they have performed certain other procedures as a result of which they determined that the information described in a schedule to be delivered on behalf of the Underwriters of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information that has been obtained from accounting records which are subject to controls over financial reporting or which has been derived directly from such accounting records by analysis or computation) set forth in the Registration Statement, as amended, the Prospectus, as amended or supplemented, and in
Exhibit 12 to the Registration Statement (including selected accounting, financial or statistical information included or incorporated in the Company's Annual Report on Form 10-K incorporated in the Prospectus or any of the Company's Quarterly Reports on Form l0-Q incorporated therein), agrees with accounting records or compilations made from such accounting records which are subject to controls over financial reporting or which has been derived directly from such accounting records by analysis or computation; and

                 (iv) on the basis of: a reading of the unaudited pro forma financial statements incorporated by reference in the Registration Statement and the Prospectus and contained in the Company's Current Report on Form 8-K dated November 15, 2001, relating to the proposed merger transaction with Compaq Computer Corporation (the "pro forma financial statements"); inquiries of certain officers of the Company who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such pro forma financial statements.

         References to the Prospectus in this paragraph (e) include any supplements thereto at the date of the letter.

             (f) At the Closing Date, Ernst & Young LLP shall have furnished to the Representatives a letter or letters (which may refer to a letter previously delivered to one or more of the Representatives), dated as of the Closing Date, in the form and substance reasonably satisfactory to the Representatives, confirming that they are independent auditors within the meaning of the Act and the applicable published rules and regulations thereunder, stating in effect that:

                 (i) in their opinion the financial statements and schedules thereto of Compaq Computer Corporation ("Compaq") audited by such firm and incorporated in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act adopted by the Commission and the related rules and regulations thereunder with respect to financial statements and financial statement schedules included or incorporated in annual reports on Form 10-K under the Exchange Act;

                 (ii) on the basis of performing the procedures specified by the American Institute of Certified Public Accountants for a review of the interim financial information as described in SAS 71, INTERIM FINANCIAL INFORMATION, on Compaq's unaudited condensed, consolidated interim financial statements from the date of the latest audited balance sheet incorporated by reference in the Registration Statement to the date of the latest interim balance sheet

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incorporated by reference in the Registration Statement, nothing came to their attention which caused them to believe that: (i) any unaudited interim condensed, consolidated financial statements incorporated in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission; and (ii) any material modifications should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principles.

         References to the Prospectus in this paragraph (f) include any supplements thereto at the date of the letter.

             (g) Subsequent to the respective dates of which information is given in the Registration Statement and the Prospectus (exclusive of any amendment or supplement on or after the Execution Time), there shall not have been (i) any material change in the capital stock (other than upon exercise of outstanding stock options) or any significant increase in long-term debt of the Company or it Subsidiaries, taken as a whole, or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement and the Prospectus.

             (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

             (i) Subsequent to the Execution Time, there shall not have been any decrease in the ratings of any of the Securities by Moody's Investor's Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P") and neither Moody's nor S&P shall have publicly announced that it has placed any of the Securities on a credit watch with negative implications, except as disclosed prior to the Execution Time.

         If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be terminated at, or at any time prior to, the Closing Date by the Representatives. Notice of such termination shall be given to the Company in writing or by telephone or telegraph confirmed in writing.


         6. INDEMNIFICATION AND CONTRIBUTION.

             (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred, as such expenses are incurred, by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives for use in connection with the preparation thereof, and (ii) such indemnity with respect to any Preliminary Prospectus or supplement thereto shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if (A) such person did not receive a copy of the Prospectus (or the Prospectus as supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as supplemented prior to the confirmation of the sale of such Securities to such person) and (B) the Company had previously furnished copies of the Prospectus to such Underwriter. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

             (b) Each Underwriter severally (and not jointly) agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the third and ninth paragraphs under the heading "Underwriting" of the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Prospectus, and you, as the Representatives, confirm that such statements are correct.

             (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6.

In case any such action is brought against any indemnified party, and it notifies the indemnifying party in writing of the commencement thereof, the indemnifying party will be entitled to appoint counsel reasonably satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Representatives in the case of paragraph (a) of this
Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is a party and indemnity was sought hereunder by such indemnified party unless such settlement includes an unconditional release of the indemnified party from all liability on any claims that are the subject matter of such action.

             (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 6 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Underwriters on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the provisions of this subsection (d), (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 6, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses
(y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify in writing such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d). The Underwriters obligations to contribute pursuant to this Section 7(d) are several in proportion to their respective underwriting commitments as set forth on
SCHEDULE II hereto, and not joint.

         7. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in SCHEDULE II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in SCHEDULE II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 7, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         8. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on The New York Stock Exchange or trading of the Company's common stock on The New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred and be continuing any major disruption of settlements of securities clearance services in the United States or (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

         9. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters is not consummated, the Company and the Underwriters shall remain responsible for their respective expenses and reimbursements pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect.

         10. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in
SCHEDULE I hereto; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it, at Hewlett-Packard Company, 3000 Hanover Street, MS20-BLC, Palo Alto, California 94304; attention of the Treasurer, fax
(650) 857-3528, with a copy to the General Counsel, Hewlett-Packard Company, 3000 Hanover Street, MS20-BQ, Palo Alto, California 94304, fax (650) 857-4392.

         11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

         12. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                                    Very truly yours,

                                                    HEWLETT-PACKARD COMPANY


                                                    By:  /S/ CHARLES N. CHARNAS
                                                         -----------------------
                                                         Charles N. Charnas
The foregoing Agreement is hereby                        Assistant Secretary
confirmed and accepted on
the date specified in SCHEDULE I hereto.


By: CREDIT SUISSE FIRST BOSTON CORPORATION


By:    /S/ FRANCISCO J. PARET
   ----------------------------------------
       Name: Francisco J. Paret
       Title: Director





By: SALOMON SMITH BARNEY INC.


By:    /S/ LEE TAWIL
   ----------------------------------------
       Name: Lee Tawil
       Title: Director


For themselves and the other several
Underwriters, if any, named in SCHEDULE II to the foregoing Agreement.

                                   SCHEDULE I

                                 DEBT SECURITIES


UNDERWRITING AGREEMENT:             Dated December 3, 2001

REGISTRATION STATEMENT NO.:         333-30786

REPRESENTATIVES:                    Credit Suisse First Boston Corporation
                                    Salomon Smith Barney Inc.

TITLE OF SECURITIES:                5.75% Global Notes due December 15, 2006

PRINCIPAL AMOUNT:                   $1,000,000,000

INTEREST RATE:                      5.75%

PURCHASE PRICE:                     $991.15 per $1,000 Note

OFFERING PRICE:                     $994.65 per $1,000 Note

INTEREST PAYMENT DATES:             June 15 and December 15 of each year,
                                    commencing June 15, 2002

SUBORDINATION PROVISIONS:           None

OPTIONAL REDEMPTION:

                  The Company will have the right to redeem the 5.75% Global Notes due December 15, 2006 (the "Securities"), in whole or in part at any time, on at least 30 days but no more than 60 days prior written notice mailed to the registered holders of the Securities to be redeemed. The redemption price will be equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed or (2) the sum as determined by the Quotation Agent (as defined below), of the present values of the principal amount of the Securities to be redeemed and the remaining scheduled payments of interest thereon from the redemption date to the maturity date (the "Remaining Life") discounted from their scheduled payment dates to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

                  If money sufficient to pay the redemption price of and accrued interest on the Securities (or portions thereof) to be redeemed on the redemption date is deposited with the trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after the redemption date, interest will cease to accrue on such

         Securities (or such portion thereof) called for redemption. If any redemption date is not a business day, the Company will pay the redemption price on the next business day without any interest or other payment due to the delay.

                  If less than all of the Securities of a series are to be redeemed, the trustee will select the Securities for redemption on a pro rata basis, by lot or by such other method as the trustee deems appropriate and fair. No Securities of $1,000 or less will be redeemed in part.

                  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection, and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life.

                  "Comparable Treasury Price" means, with respect to any redemption date, the average of two Reference Treasury Dealer Quotations for such redemption date.

                  "Quotation Agent" means the Reference Treasury Dealers.

                  "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation and Salomon Smith Barney Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a Primary Treasury Dealer), the Company shall substitute therefor another Primary Treasury Dealer.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

                  "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

         TAX REDEMPTION:

                  PAYMENT OF ADDITIONAL AMOUNTS

                  The Company will, subject to certain exceptions and limitations set forth below, pay to the holder of any Security who is a United States Alien (as defined below), as additional interest, such additional amounts as may be necessary in order that every net payment on such Security (including payment of the principal of and interest on such Security) by the Company or the Company's specified paying agent, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided in such Security to be then due and payable. However, the Company's obligation to pay additional amounts will not apply to:

         (1) any tax, assessment or other governmental charge that would not have been so imposed but for:

             o the existence of any present or former connection between such holder or beneficial owner of such Security (or between a fiduciary, settlor or beneficiary of, or a person holding a power over, such holder, if such holder is an estate or a trust, or a member or shareholder of such holder, if such holder is a partnership or corporation) and the United States or any political subdivision or taxing authority thereof or therein, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as a resident thereof or being or having been engaged in a trade or business or present therein or having or having had a permanent establishment therein; or

             o such holder's or beneficial owner's past or present status as a personal holding company, passive foreign investment company, foreign personal holding company, foreign private foundation or other foreign tax-exempt organization with respect to the United States, controlled foreign corporation for United States tax purposes or corporation that accumulates earnings to avoid United States federal income tax;

         (2) any estate, inheritance, gift, excise, sales, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

         (3) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of a Security for payment more than 30 days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

         (4) any tax, assessment or other governmental charge that is payable otherwise than by withholding from a payment on a Security;

         (5) any tax, assessment or other governmental charge required to be withheld by any paying agent from a payment on a Security, if such payment can be made without such withholding by any other paying agent;

         (6) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with applicable certification, information, documentation, identification or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a Security if such compliance is required by statute or regulation of the United States or an applicable tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, assessment or other governmental charge;

         (7) any tax, assessment or other governmental charge imposed on a holder that actually or constructively owns 10% or more of the combined voting power of all classes of stock of the Company;

         (8) any tax, assessment or governmental charge that would not have been imposed or withheld but for the treatment of the interest by the Company as contingent interest described in Section 871(h)(4) of the Internal Revenue Code of 1986, as amended;

         (9) any tax, assessment or governmental charge that would not have been imposed or withheld but for an election by the holder the effect of which is to make the payment of the principal of, or interest (or any other amount) on, a Security by the Company or a paying agent subject to United States Federal income tax; or

        (10) any combination of items (1), (2), (3), (4), (5), (6), (7), (8)
             and (9).

                  In addition, the Company shall not be required to pay additional amounts on a Security to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to additional amounts (or payment of additional amounts would not have been necessary) had such beneficiary, settlor, member or beneficial owner been the holder of such Security.

                  For the purposes above, a "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary, of a foreign estate or trust. "United States" means the United States of America (including the States and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.

                  REDEMPTION FOR TAX PURPOSES

                  The Company may, at its option, redeem, as a whole, but not in part, the Securities on not less than 30 nor more than 60 days' prior notice to the holder of record at a redemption price equal to 100% of their principal amount, together with interest accrued to the redemption date if either of the following occurs:

         (1) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in the official application (including a ruling by a court of competent jurisdiction in the United States) or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the consummation of this offering, the Company becomes or will become obligated to pay additional amounts as described above under "-- Payment of Additional Amounts;" or

         (2) any act is taken by a taxing authority of the United States on or after the consummation of this offering, whether or not such act is taken with respect to the Company or any affiliate, that results in a substantial likelihood that the Company will or may be required to pay such additional amounts.

                  However, in order to redeem the Securities pursuant to this provision the Company will be required to determine, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of commercially reasonable measures available to the Company, not including substitution of the obligor under the Securities or any action that would entail a material cost to the Company. The Company may not redeem unless the Company shall have received an opinion of counsel to the effect that because of an act taken by a taxing authority of the United States (as discussed above) such an act results in a substantial likelihood that the Company will or may be required to pay additional amounts described above and the Company shall have delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion the Company is entitled to redeem the Securities pursuant to their terms.

SINKING FUND PROVISIONS:            None

CLOSING DATE AND TIME:              7:00 a.m., Pacific Standard Time,
                                    December 6, 2001

METHOD OF PAYMENT:                  Wire transfer of immediately available funds

OVERALLOTMENT OPTION:               None

                                   SCHEDULE II


                                                                                   Amount to be
Underwriter                                                                          Purchased
-----------                                                                       --------------
Credit Suisse First Boston Corporation                                            $  450,000,000

Salomon Smith Barney Inc.                                                         $  450,000,000

Banc of America Securities LLC                                                    $   50,000,000

HSBC Securities (USA) Inc.                                                        $   50,000,000


                                                                                  ==============
                                                                TOTAL             $1,000,000,000